UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50600	11-2617163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
65 Fairchild Street, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 Par Value	BLKB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its 2020 annual meeting of stockholders on June 10, 2020. The results of the matters submitted to a vote of the Company stockholders at the meeting are set forth below.

Proposal 1 - Election of Directors. Stockholders elected two Class A members to the Company’s Board of Directors, each for a three year term expiring in 2023 as follows:

Member	For	Against	Abstentions	Broker Non-Votes
Timothy Chou, Ph.D.	44,837,482	739,175	62,105	1,296,059
Joyce M. Nelson	44,449,125	1,128,077	61,560	1,296,059

Proposal 2 - Advisory Vote to Approve Named Executive Officer Compensation. Stockholders approved on an advisory basis the 2019 compensation of the Company’s named executive officers as follows:

Votes Cast For	30,634,525
Votes Cast Against	14,909,135
Abstentions	95,102
Broker Non-Votes	1,296,059

Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm. Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020 as follows:

Votes Cast For	46,396,689
Votes Cast Against	478,679
Abstentions	59,453
Broker Non-Votes	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	June 11, 2020	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)